AGREEMENT AND PLAN OF REORGANIZATION
                           BETWEEN UMB SCOUT FUNDS AND
                        UMB SCOUT MONEY MARKET FUND, INC.

      This Agreement and Plan of Reorganization ("AGREEMENT") is made as of this 29th day of March, 2005 by and between UMB SCOUT FUNDS, a Delaware statutory trust (the "TRUST"), and UMB SCOUT MONEY MARKET FUND, INC., a Maryland corporation (the "CORPORATION").

      In consideration of the mutual promises contained herein, and intending to be legally bound, the Trust and the Corporation hereto agree as follows:

1.    PLAN OF REORGANIZATION.

      (a) Upon satisfaction of the conditions precedent described in Section 3 hereof, the Corporation will convey, transfer and deliver to the Trust at the closing provided for in Section 2 hereof (hereinafter referred to as the "CLOSING") all of the then-existing assets allocated to Corporation's two series of shares to the corresponding series of shares of the Trust. In consideration thereof, the Trust agrees at the Closing to: (i) assume and pay when due, to the extent that there exist Corporation obligations and liabilities on or after the Effective Date of the Reorganization (as defined in Section 2 hereof), all of such obligations and liabilities, whether absolute, accrued, contingent or otherwise, such obligations and liabilities allocated to each series of the Corporation to become the obligations and liabilities of the corresponding series of the Trust; and (ii) deliver, in accordance with paragraph (b) of this
            Section 1, full and fractional shares of beneficial interest, without par value, of two separate series of the Trust denominated as UMB Scout Money Market Fund - Federal Portfolio and UMB Scout Money Market Fund - Prime Portfolio (hereinafter individually and collectively referred to as "SERIES OF THE TRUST"), equal in number to the number of full and fractional shares of common stock, $1.00 par value, of, respectively, the corresponding shares of the Corporation's two separate series bearing substantially the same name as the corresponding Series of the Trust (hereinafter individually and collectively referred to as "SERIES OF THE CORPORATION") outstanding immediately prior to the Effective Date of the Reorganization. The reorganization contemplated hereby is intended to qualify as a reorganization within the meaning of
            Section 368 of the Internal Revenue Code of 1986, as amended ("CODE"). The Corporation shall distribute to the shareholders of each Series of the Corporation the shares of the corresponding Series of the Trust in accordance with this Agreement and the resolutions of the Corporation's Board of Directors authorizing the transactions contemplated by this Agreement.

      (b) In order to effect the delivery of the shares of the Series of the Trust described in Section 1(a)(ii) hereof, the Trust will establish an open account for each shareholder of each Series of the Corporation and, on the Effective Date of the Reorganization, will credit to such account full and fractional shares of beneficial interest, without par value, of the corresponding Series of the Trust equal to the number of full and fractional shares of common stock such shareholder holds in that Series of the Corporation at the close of regular trading on the New York Stock Exchange, Inc. ("NYSE") on the business day immediately preceding the Effective Date of the Reorganization. Fractional shares of each Series of the Trust will be carried to the third decimal place. At the close of regular trading on the NYSE on the business day immediately preceding the Effective Date of the Reorganization, the net asset value per share of each Series of the Trust shall be deemed to be the same as the net asset value per share of the corresponding Series of the Corporation. On the Effective Date of the Reorganization, each certificate representing common stock of the Series of the Corporation will be deemed to represent the same number of shares of the corresponding Series of the Trust. Simultaneously with the crediting of the corresponding Series of the Trust to the shareholders of record of the Series of the Corporation, the corresponding shares of the Corporation held by such shareholders shall be cancelled. Shareholders of each Series of the Corporation will have the right to deliver their share certificates of that Series of the Corporation in exchange for share certificates of the corresponding Series of the Trust. However, a shareholder need not deliver such certificates to the Trust unless the shareholder so desires.

      (c) As soon as practicable after the Effective Date of the Reorganization, the Corporation shall take all necessary actions to effect a complete dissolution of the Corporation under Maryland law.

      (d) The expenses of entering into and carrying out this Agreement will be borne by Scout Investment Advisors, Inc. ("Inc.").

2.    CLOSING AND EFFECTIVE DATE OF THE REORGANIZATION.

      The Closing shall consist of: (i) the conveyance, transfer and delivery of the Corporation's assets to the Trust, in exchange for the assumption and payment, when due, by the Trust of the Corporation's obligations and liabilities and (ii) the issuance and delivery of the Trust's shares, all in accordance with
Section 1 hereof, together with related acts necessary to consummate such transactions. The Closing shall occur either on (a) the business day immediately following the later of the receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of the Corporation at which this Agreement is considered and approved, or (b) such later date as the Trust and the Corporation may mutually agree ("EFFECTIVE DATE OF THE REORGANIZATION").

3.    CONDITIONS PRECEDENT.

      The obligations of the Corporation and the Trust to effectuate the transactions hereunder shall be subject to the satisfaction of each of the following conditions:

      (a) Such authority and orders from the Commission and state securities commissions as may be necessary to permit the Trust and the Corporation to carry out the transactions contemplated by this Agreement shall have been received;

      (b) (i) One or more post-effective amendments to the Corporation's Registration Statement on Form N-1A ("REGISTRATION STATEMENT") under the Securities Act of 1933, as amended, and the 1940 Act, containing such amendments to such Registration Statement as are determined, under the supervision of the Corporation's Board of Directors, to be necessary and appropriate as a result of this Agreement, shall have been filed with the Commission; (ii) the most recent post-effective amendment or amendments to the Corporation's Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (other than any such stop order, proceeding or threatened proceeding which shall have been withdrawn or terminated); and (iii) one or more post-effective amendments to the Trust's Registration Statement under the Securities Act of 1933, as amended, and the 1940 Act, containing such amendments to such Registration Statement as are determined, under the supervision of the Trust's Board of Trustees, to be necessary and appropriate as a result of this Agreement, shall have been filed with the Commission;

      (c) Each party shall have received an opinion of Stradley Ronon Stevens & Young, LLP ("SRS&Y"), to the effect that, assuming the reorganization contemplated hereby is carried out in accordance with this Agreement, the laws of the States of Delaware and Maryland, and in accordance with customary representations provided by the Trust and the Corporation in a certificate(s) delivered to SRS&Y, the reorganization contemplated by this Agreement qualifies as a "reorganization" under Section 368 of the Code, and thus will not give rise to the recognition of income, gain or loss for federal income tax purposes to the Corporation, the Trust or the shareholders of the Corporation or the Trust;

      (d) The Corporation shall have received an opinion of SRS&Y, dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to the Corporation, to the effect that: (i) the Trust is a statutory trust duly formed and in good standing under the laws of the State of Delaware; (ii) this Agreement and the transactions contemplated thereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite action of the Trust and this Agreement has been duly executed and delivered by the Trust and is a legal, valid and binding agreement of the Trust in accordance with its terms; and (iii) the shares of the Trust to be issued in the reorganization have been duly authorized and, upon issuance thereof in accordance with this Agreement, will have been validly issued and fully paid and will be nonassessable by the Trust;

      (e) The Trust shall have received the opinion of SRS&Y, dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to the Trust, to the effect that:
            (i) the Corporation is organized, validly existing and in good standing under the laws of the state of Maryland; (ii) the Corporation is an open-end investment company of the management type registered under the 1940 Act; and (iii) this Agreement and the transactions contemplated hereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite corporate action of the Corporation and this Agreement has been duly executed and delivered by the Corporation and is a legal, valid and binding agreement of the Corporation in accordance with its terms;

      (f) The shares of each Series of the Trust to be delivered under this Agreement shall be eligible for sale with each state commission, agency or jurisdiction with which such eligibility is required in order to permit shares of each Series of the Trust lawfully to be delivered to each shareholder of the corresponding Series of the Corporation on the Effective Date of the Reorganization;

      (g) This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by the appropriate action of the Corporation's Board of Directors and the shareholders of each Series of the Corporation;

      (h) The shareholders of each Series of the Corporation shall have approved the transactions contemplated by this Agreement, which approval is deemed to be approval to direct the Corporation to vote, and the Corporation shall have voted, as sole shareholder of each Series of the Trust, to:

            (1)   Elect as trustees of the Trust the following individuals:
                  William F. Hoffman, Eric T. Jager, Stephen F. Rose, Stuart Wien, Andrea F. Bielsker and William B. Greiner;

            (2) Approve a Management Agreement between SIA and the Trust on behalf of each Series of the Trust, which is substantially identical to the then-current Management Agreement between SIA and the Corporation on behalf of each Series of the Corporation;

      (i) The Trust's Board of Trustees shall have duly adopted and approved this Agreement and the transactions contemplated hereby and shall have taken the following actions by unanimous consent or, where required, at a meeting duly called for such purposes:

            (1) Approval of the Management Agreement described in (h)(2) of this Section 3 on behalf of each Series of the Trust;

            (2) Approval of a Distribution Agreement between UMB Distribution Services, LLC and the Trust on behalf of each Series of the Trust, which is substantially identical to the then-current Distribution Agreement between UMB Distribution Services, LLC and the Corporation on behalf of each Series of the Corporation;

            (3) Approval of a Custody Agreement between UMB Bank, n.a. and the Trust on behalf of each Series of the Trust, which is substantially identical to the then-current Custody Agreement between UMB Bank, n.a. and the Corporation on behalf of each Series of the Corporation;

            (4) Approval of an Administration and Fund Accounting Agreement between UMB Fund Services, Inc. and the Trust on behalf of each Series of the Trust, which is substantially identical to the then-current Administration and Fund Accounting Agreement between UMB Fund Services, Inc. and the Corporation on behalf of each Series of the Corporation;

            (5) Approval of a Foreign Custodian Agreement between UMB Bank, n.a., on behalf of each Series of the Trust, and Citibank, n.a., which is substantially identical to the then-current Foreign Custodian Agreement between UMB Bank, n.a., on behalf of each Series of the Corporation, and Citibank, n.a.;

            (6) Approval of a Transfer Agency Agreement between UMB Fund Services, Inc. and the Trust on behalf of each Series of the Trust, which is substantially identical to the then-current Transfer Agency Agreement between UMB Fund Services, Inc. and the Corporation on behalf of each Series of the Corporation.

            (7) Approval of a Retirement Plan Agreement between UMB Fund Services, Inc. and the Trust on behalf of each Series of the Trust, which is substantially identical to the then-current Custodian Agreement between UMB Fund Services, Inc. and the Corporation, on behalf of each Series of the Corporation;

            (8) Selection of BKD, LLP as the Trust's independent auditors for the fiscal year ending June 30, 2005;

            (9) Authorization of the issuance by the Trust, prior to the Effective Date of the Reorganization, of one share of beneficial interest of each Series of the Trust to the Corporation in consideration for the payment of $1.00 for each such share for the purpose of enabling the Corporation to vote on the matters referred to in paragraph (h) of this Section 3;

            (10)  Submission of the matters referred to in paragraph (h) of this
                  Section 3 to the Corporation as sole shareholder of each class of each Series of the Trust; and

            (11) Authorization of the issuance and delivery by the Trust of shares of each Series of the Trust on the Effective Date of the Reorganization and the assumption by the Series of the Trust of the obligations and liabilities of the corresponding Series of the Corporation in exchange for the assets of the corresponding Series of the Corporation pursuant to the terms and provisions of this Agreement.

      At any time prior to the Closing, any of the foregoing conditions may be waived or amended, or any additional terms and conditions may be fixed, by the Corporation's Board of Directors or the Trust's Board of Trustees, if, in the judgment of such Board, such waiver, amendment, term or condition will not affect in a materially adverse way the benefits intended to be accorded to its shareholders under this Agreement.

4.    DEREGISTRATION AND DISSOLUTION OF THE CORPORATION.

      Promptly following the consummation of the distribution of the shares of each Series of the Trust to holders of the corresponding shares of the Series of the Corporation under this Agreement, the officers of the Corporation shall take all steps necessary under Federal securities law to deregister the Corporation, including filing with the Commission the Corporation's Application for Deregistration on Form N-8F for purposes of deregistering the Corporation under the 1940 Act. The officers of the Corporation shall take all steps necessary under Maryland law to dissolve its corporate status, including publication of any necessary notices to creditors, receipt of any necessary pre-dissolution clearances from the State of Maryland, and filing Articles of Dissolution with the Maryland Department of Assessments and Taxation.

5.    TERMINATION.

      The Corporation's Board of Directors may terminate this Agreement and abandon the reorganization contemplated hereby, notwithstanding approval thereof by the shareholders of the Series of the Corporation, at any time prior to the Effective Date of the Reorganization if, in the judgment of such Board, the facts and circumstances make proceeding with this Agreement inadvisable.

6.    ENTIRE AGREEMENT.

      This Agreement embodies the entire agreement between the Trust and the Corporation and there are no agreements, understandings, restrictions or warranties among the Trust and the Corporation other than those set forth herein or herein provided for.

7.    FURTHER ASSURANCES.

      The Corporation and the Trust shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

8.    COUNTERPARTS.

      This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9.    GOVERNING LAW.

      This Agreement and the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

              THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

      IN WITNESS WHEREOF, the Trust and the Corporation have each caused this Agreement and Plan of Reorganization to be executed on its behalf by a Principal Executive Officer and attested by its Secretary or an Assistant Secretary, all as of the day and year first-above written.

                                          UMB SCOUT MONEY MARKET FUND, INC.
                                          (a Maryland corporation)


Attest: /s/ Constance E. Martin           By: /s/ James L. Moffett
        --------------------------            ----------------------------------
        Name:  Constance E. Martin            Name:  James L. Moffett
        Title: Secretary                      Title: Principal Executive Officer



                                          UMB SCOUT FUNDS
                                          (a Delaware statutory trust)


Attest: /s/ Constance E. Martin           By: /s/ James L. Moffett
        --------------------------            ----------------------------------
        Name:  Constance E. Martin            Name:  James L. Moffett
        Title: Secretary                      Title: Principal Executive Officer